UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 227-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2013, Aruba Networks, Inc. (“Aruba” or the “Company”) held its Annual Meeting of Stockholders for its fiscal year ended July 31, 2013 (the “Annual Meeting”).  At the Annual Meeting, there were represented, either in person or by proxy, 100,666,352 shares of the Company’s common stock (“Common Stock”) out of a total of 110,092,031 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, or approximately 91% of the shares outstanding and entitled to vote.  The Company’s stockholders voted on the following three proposals presented at the Annual Meeting, casting their votes as follows:

Proposal One – Election of Directors

The table below presents the voting results of the election of eight directors to Aruba’s Board of Directors by the Company’s stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dominic P. Orr	80,926,613	6,206,490	13,533,249
Keerti Melkote	85,557,201	1,575,902	13,533,249
Bernard Guidon	79,417,249	7,715,854	13,533,249
Emmanuel Hernandez	85,699,939	1,433,164	13,533,249
Michael R. Kourey	85,699,282	1,433,821	13,533,249
Willem P. Roelandts	85,345,753	1,787,350	13,533,249
Juergen Rottler	85,552,334	1,580,769	13,533,249
Daniel Warmenhoven	85,280,022	1,853,081	13,533,249

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2014 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,265,759	1,640,316	760,277	—

Proposal Three – Non-Binding Advisory Vote on Executive Compensation

The Company’s stockholders cast their votes with respect to the non-binding advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,643,439	1,815,603	674,061	13,533,249

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: December 10, 2013	By:	/s/ Ava M. Hahn
Ava M. Hahn
General Counsel and Secretary